   Confidential material omitted and filed separately with the Securities and Exchange Commission. Asterisks denote such omissions.


                                    August 19, 1996



Boehringer Ingelheim International GmbH
Post Box 200
D-55216 Ingelheim, Rhein
Germany
Attention:  Corporate Licensing

Ladies and Gentlemen:

      Reference is hereby made to the Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of March 21, 1995 between Cambridge NeuroScience, Inc. ("CNSI") and Boehringer Ingelheim International GmbH ("BI"), and the License Agreement (the "License Agreement") dated as of March 21, 1995 between CNSI and BI. CNSI and BI have agreed to the following amendments to the Stock Purchase Agreement and the License Agreement:

      1. Stock Purchase Agreement. In furtherance of the rights and obligations of the parties under Section 2.2 of the Stock Purchase Agreement, BI will purchase from CNSI, and CNSI will sell to BI, upon the terms and conditions set forth in the Stock Purchase Agreement as amended hereby, 1,237,624 shares of CNSI's Common Stock, $.001 par value per share ("Common Stock"), at a per share price equal to $8.08, for an aggregate purchase price of U.S. $10,000,000. The closing of the sale and purchase of such shares shall be referred to as the "Second Closing" or as a "Closing" and the aforementioned shares of Common Stock shall be considered "Shares" as defined in, and for all purposes of, the Stock Purchase Agreement, including but not limited to Section 7.1 thereof. The Second Closing will take place concurrently with the execution of this Letter Agreement by BI. BI shall pay the aggregate purchase price to CNSI by wire transfer.

      The aforementioned equity investment shall constitute complete satisfaction of CNSI and BI's respective rights and obligations under Section
2.2 of the Stock Purchase Agreement.

         2. License Agreement.

         (a) Phase II Clinical Trial.

            (i) Funding of Stroke Trial. BI shall bear seventy-five percent (75%) of the Development Costs and CNSI shall bear twenty-five percent (25%) of the Development Costs of stroke trial 011 (the "Stroke Trial"), including but not limited to Development Costs incurred in connection therewith prior to and including the date on which this Letter Agreement is executed by BI.
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Boehringer Ingelheim International GmbH
August 19, 1996
Page 2


            (ii) 1995 Development Costs. With respect to the Development Costs incurred by BI in 1995 with respect to the Stroke Trial, which are in the aggregate amount of U.S. $1,500,000 CNSI shall be responsible for twenty-five percent (25%) thereof, or a maximum aggregate amount of U.S.$375,000. BI shall offset the U.S. $375,000 for which CNSI is responsible against the advance payment payable by BI to CNSI for the fourth quarter of 1996 pursuant to Section 4.2 of the License Agreement.


            (iii) 1996 Budget and Development Costs. BI shall promptly provide CNSI with a proposed revised budget for 1996 for the Stroke Trial indicating CNSI's portion of the Development Costs incurred or to be incurred with respect to the Stroke Trial in 1996, which revised budget shall be subject to the approval of the Joint Steering Committee at its next meeting pursuant to Section 4.1.3 of the License Agreement. With respect to the Development Costs incurred or to be incurred in 1996, CNSI shall be responsible for twenty-five (25%). BI shall offset CNSI's portion of such costs from the advance payments payable by BI to CNSI pursuant to Section 4.2 of the License Agreement, beginning with the advance payment for the fourth quarter of 1996 and continuing against the advance payments for each quarter of 1997 until the total amount of such 1996 Development Costs for which CNSI is responsible has been offset.

            (iv) Development Costs Incurred On or After January 1, 1997. Development Costs for the Stroke Trial incurred on or after January 1, 1997 will be treated in accordance with Section 4.2 of the License Agreement and Section 2(a)(i) of this Letter Agreement.

            (v) Nonperformance of Other Phase II Clinical Trial. The parties agree that, in view of the Stroke Trial, the Phase II clinical trial referred to in Section 4.2 and Appendix F of the License Agreement will not be carried out.

      (b) Equity Investment. CNSI and BI's respective rights and obligations under Section 7.1 of the License Agreement with respect tot he second $10,000,000 investment in CNSI to be made by BI shall be deemed to be satisfied in full upon the purchase and sale of CNSI's Common Stock pursuant to Section 1 of this Letter Agreement.


      (c) Manufacturing License. The parties acknowledge that BI has exercised its option to obtain the Manufacturing License in accordance with Section 3.2 of the License Agreement.


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Boehringer Ingelheim International GmbH
August 19, 1996
Page 3

      3. Representations, Warranties and Undertakings. As of the dates on which this Letter Agreement is executed by CNSI and BI, (i) the representations and warranties of CNSI and BI set forth in Sections 4 and 5 of the Stock Purchase Agreement, respectively, are true and accurate in all material respects as though such representations and warranties had been made on such dates and (ii) CNSI and BI have each fulfilled in all material respects their respective undertakings required to be fulfilled prior to the Second Closing pursuant to the Stock Purchase Agreement.

      4. No Other Amendments. There have been no other changes, modifications or alterations to the Stock Purchase Agreement or the License Agreement except as amended hereby. Except as specifically amended hereby, the remaining terms and provisions of the Stock Purchase Agreement and the License Agreement shall not be affected and shall remain in full force and effect.

      5. Entire Agreement. The Stock Purchase Agreement and the License Agreement, each as amended hereby, embodies the entire agreement between CNSI and BI with respect to the subject matter hereof and supersedes all prior agreements and undertakings relating to such subject matter.

      6. Counterparts. This Letter Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

      7. Headings. The headings of the sections and subsections of this Letter Agreement have been added for convenience of reference only and shall not be deemed to be a part of this Letter Agreement.

      If you agree to the foregoing, kindly acknowledge such agreement by executing and delivering to CNSI a copy of this Letter Agreement.

                                    Sincerely,

                          CAMBRIDGE NEUROSCIENCE, INC.



                             By: /s/ Elkan R. Gamzu
                                ----------------------------------
                                Elkan R. Gamzu, Ph.D.
                                President and Chief Executive Officer



      The foregoing is hereby confirmed and agreed to this 26th day of August, 1996:


                          BOEHRINGER INGELHEIM INTERNATIONAL GMBH

                             By: /s/ David Mitchard
                                -----------------------------------

                             Print Name:  Dr. D. Mitchard
                                        ---------------------------

                             Title:
                                   --------------------------------


                             By: /s/ H.P. Muller
                                -----------------------------------

                             Print Name:  H.P. Muller
                                        ---------------------------

                             Title:  (Authorized Signatories)
                                   --------------------------------